Rayonier Advanced Materials Inc. Incentive Stock Plan
Performance Based Restricted Stock Award Agreement

EXHIBIT 10.21

This Award Agreement is entered into by and between Rayonier Advanced Materials Inc., a corporation organized under the laws of the State of Delaware, with its principal office at 1301 Riverplace Boulevard, Suite 2300, Jacksonville, FL 32207 (the "Company"), and the undersigned qualified individual ("Key Employee"), pursuant to the Rayonier Advanced Materials Inc. Incentive Stock Plan (the "Plan") as of this XX day of XXX (the “Effective Date”).
W I T N E S S E T H :

WHEREAS, the Compensation and Management Development Committee of the Company's Board of Directors, in its capacity as the Committee under the Plan (the "Committee"), desires to advance the best interests of the Company by recognizing the achievements of Key Employee and Key Employee’s continued responsibilities and providing Key Employee with an additional incentive to remain in the employ of the Company;
WHEREAS, the Committee has expressed an intention to grant to Key Employee Common Stock of the Company ("Stock"), with such Stock to vest upon satisfaction of the Performance Criteria set forth on Schedule A to this Award Agreement, provided Key Employee also remain continuously employed by the Company from the date hereof through the Vesting Date, subject to the provisions of this Award Agreement and of the Plan; and
WHEREAS, this Award Agreement is being entered into to convey the Award of Stock to Key Employee subject to the terms hereof.
NOW THEREFORE, in consideration of the mutual promises made herein, the parties agree as follows:
1. Definitions
All capitalized terms not expressly defined in this Award Agreement and used herein shall have the same meaning set forth in the Plan, a copy of which has been provided to Key Employee.
2. Award of Stock; Vesting
(a) Stock Awarded. Key Employee is hereby awarded XXX shares of Stock, subject to the terms of this Award Agreement and of the Plan, as of the Effective Date.
(b) Vesting. Key Employee shall become vested with respect to, and thereupon have a non-forfeitable right to, the portion of the Stock granted pursuant to Section 2(a) that becomes vested upon satisfaction of the Performance Criteria set forth on Schedule A hereto as of the last day of the Performance Period specified thereon (as such vesting date may be changed by Accelerated Vesting under Section 2(d),; provided that, Key Employee shall have remained continuously in the employ of the Company (or any Participating Company) from the Effective Date through such vesting date (herein referred to as the "Vesting Date").
(c) Termination of Employment. Except as provided in Section 2(d), if Key Employee's employment is terminated for any reason before the Vesting Date, then all of the Stock subject to this Award Agreement, and all dividends and accrued earnings thereon, shall immediately be forfeited to the Company, and Key Employee shall have no further rights to such Stock from and after the date of such termination.

85463301.6

(d) Accelerated Vesting. Vesting shall be accelerated and the new Vesting Date shall be (a) determined by the Committee where the Committee deems such action appropriate, in its sole discretion, to the extent permitted by the Plan and consistent with the Deferred Compensation Rules (defined below) as they may be applicable, or (b) the date of death of Key Employee if Key Employee shall die on or before the original Vesting Date while Key Employee is employed by the Company (or any Participating Company). Any event described in this Section 2(d) is referred to herein as “Accelerated Vesting.”
(e) Tax Matters.
(i) Section 83(b) Election. The Key Employee may make an election to be taxed currently on the value of the Stock as of the Effective Date by timely filing an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”) and providing the Company with a copy thereof (the “Section 83(b) Election”). If Key Employee makes the Section 83(b) Election, Key Employee will be taxed currently on all dividends paid in respect of the Stock, without regard to the dividends being held in escrow as provided in Section 3(c) below.
(ii) Withholding Taxes. At the time of a Section 83(b) Election, or if no Section 83(b) Election has been made and the Stock have not been forfeited, on the Vesting Date, or at any other time when withholding is required under the Code, the Company shall have the right to require Key Employee to pay to the Company the amount of taxes that the Company is required to withhold or, in the Company’s discretion in lieu thereof, to retain, or sell without notice, a sufficient number of shares of Stock held by it for Key Employee to cover the amount required to be withheld or to withhold from any other amounts due to Key Employee by the Company. The Company may deduct from all dividends paid with respect to Stock granted hereunder, and from any earnings deemed accrued thereon as hereinafter provided, the amount of taxes, if any, that the Company is required to withhold with respect to such amounts.
3. Restricted Stock
(a) Sale; Exchange, etc. Key Employee acknowledges and agrees that prior to the Vesting Date the Stock is subject to a restriction against sale, exchange, hypothecation, assignment, transfer (including by gift), pledge or other encumbrance (each, a “Transfer”), without the prior written consent of the Committee, which consent shall require of the proposed transferee an undertaking to be bound by the terms of this Award Agreement, including forfeiture upon the termination of the employment of Key Employee before the Vesting Date. Any Transfer of vested Stock shall only be undertaken in compliance with applicable securities laws and Company policies. Key Employee acknowledges that Key Employee will continue to be subject to any applicable provisions of the Plan, including Section 14 in respect of certain terminations of employment, notwithstanding the vesting or Transfer of any such Stock.
(b) Stockholder Rights. Subject to the vesting requirements provided for herein, Key Employee, as the owner of Stock granted hereunder, shall have all the rights of a stockholder, including but not limited to, the right to vote such Stock and, subject to Section 3(c) below, the right to receive all dividends declared or paid on such Stock.
(c) Dividends.
(i) Dividends Accumulated. All dividends paid on the Stock granted to Key Employee under this Award Agreement, or on Stock issued as a dividend with respect to the Stock so granted, shall be withheld and accumulated by the Company until the Payout Date (as provided in Section 3(c)(iii) below) or forfeited. (Any dividends paid in shares of Common Stock shall be deemed to be additional Stock and held pursuant to Section 3(d) below.)

85463301.6

(ii) Interest on Withheld Cash Dividends. The Key Employee shall be credited and paid an amount equal to the amount that would have accrued on all dividends paid solely or partly in cash and accumulated under Section 3(c)(i) in respect of Stock vested on the Vesting Date, had such amounts earned interest at a rate equal to prime rate as reported in the Wall Street Journal, adjusted and compounded annually, from the date such cash dividends were paid by the Company on such Stock.
(iii) Payout Date. The Payout Date shall be not later than fifteen (15) days following the Vesting Date.
(iv) Unfunded Obligation. Insofar as this Section 3(c) provides for payments to Key Employee in cash, this obligation shall be unfunded and, in particular, the Company shall not be obligated to segregate amounts in respect of the dividends earned on the Stock or any amount in respect of interest deemed to accrue hereunder. Although bookkeeping accounts may be established with respect to Key Employee by virtue of the operations of this Section 3(c), any such accounts are merely a bookkeeping convenience. Any liability of the Company to Key Employee shall be based solely upon the contractual obligation arising under this Award Agreement.
(d) Escrowed Stock Certificates; Legend; Delivery. Each certificate in respect of Stock granted pursuant to this Award Agreement or paid as dividends on Stock so granted shall be registered in the name of Key Employee, but shall be retained by the Company on behalf of Key Employee, together with a stock power endorsed in blank, until the Stock represented thereby have vested or been forfeited as provided herein. Key Employee (and any consented-to transferee) shall execute such additional stock powers as may be required from time to time hereunder. All certificates representing the Stock shall bear the following legend:
"The transferability of this certificate and the Stock represented hereby are subject to terms and conditions, including forfeiture, contained in a Rayonier Advanced Materials Inc. Incentive Stock Plan Restricted Stock Award Agreement between the owner hereof and Rayonier Advanced Materials Inc. Copies of such Award Agreement are on file in the office of the Secretary of Rayonier Advanced Materials Inc."
The certificates shall be maintained in the United States by the Secretary of the Company for safekeeping prior to the Vesting Date. Certificates for Stock shall be delivered to Key Employee, free of the legend described above, not later than the Payout Date.
4. Conformity with Securities Laws
The grant of Stock hereunder (and any transfers thereof) are subject to compliance with all applicable securities laws. Key Employee hereby represents to the Company that Key Employee is acquiring the Stock for investment and not with a view to the distribution thereof and that Key Employee has had full and complete access to the financial statements of the Company and to the Company's senior management. The certificates representing Stock issued by the Company pursuant to this Award Agreement may bear a legend describing the restrictions on resale thereof under applicable securities laws, and stop transfer orders with respect to such certificates may be entered in the stock transfer records of the Company.

5. Miscellaneous
(a) Assignments and Transfers. The rights and interests of Key Employee under this Award Agreement may not be assigned, encumbered or transferred.
(b) No Right to Employment. Neither this Award Agreement nor any action taken hereunder shall be construed as giving Key Employee any right to be retained in the employ of any Participating Company.

85463301.6

(c) Headings. The headings contained in this Award Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.
(d) Consistency with the Plan. This Award Agreement is subject to all the provisions of the Plan. It is expressly agreed and understood that in the case of any inconsistency between the provisions of this Award Agreement and the Plan, the provisions of the Plan shall control, as determined in the sole judgment of the Committee.
(e) No Deferred Compensation. This Plan is not intended to provide for a deferral of compensation under Code §409A and the regulations issued thereunder (collectively, the “Deferred Compensation Rules”) by meeting the exception for short-term deferrals as described in income tax regulation §1.409A-1(b)(4), and any ambiguities hereunder shall be resolved consistent with this intent.

(f) Applicable Law. The interpretation of the provisions hereof shall be governed by the laws of the State of Florida.
IN WITNESS WHEREOF, the undersigned have caused this Award Agreement to be executed and delivered on the Effective Date first above written.

KEY EMPLOYEE ___________________________________ Name: XXX Address: XXX	RAYONIER ADVANCED MATERIALS INC. By___________________________________ Jay Posze SVP, Human Resources

Schedule A (attached)

85463301.6

Schedule A to Performance Based
Restricted Stock Award Agreement
Effective Date: [______________]

Performance Criteria

The shares of Restricted Stock will vest in a manner similar to the 2014 Performance Share Award Program (the “Program”) with the number of shares of Stock vesting ranging from 0 to the total number of shares of Restricted Stock in this Award, depending on Rayonier Advanced Materials’ Total Shareholder Return (“TSR”) performance, on a percentile basis, measured against a selected group of peers over the 30-month performance period ending on December 31, 2016 (the “Performance Period”) as indicated on the right column in the 2014 Performance Awards Table below.

TSR is defined as stock price appreciation plus the reinvestment of dividends on a quarterly basis. For purposes of performance measurement, TSR shall be the final reported figure as may be adjusted by the Committee for unusual items to avoid distortion in the operation of the Program.

TSR over the 30-month period will be calculated by measuring the value of a hypothetical $100 investment in Rayonier Advanced Materials (“RYAM”) stock as compared to an equal investment in each of the peer group companies.

TSR calculations of stock price appreciation will be the average of the closing prices of RYAM common stock and that of each of the peer group companies for the 20 trading days preceding the starting and ending dates of the Performance Period.

No shares of Stock will vest until the threshold TSR performance is met at the 30th percentile, fifty percent of the restricted shares of Stock will vest at target performance or the 50th percentile performance and all of the restricted shares of Stock will vest if maximum performance is triggered at the 80th percentile or better.

For performance in between these benchmarks, the restricted shares of Stock will vest on a linear scale as follows:

2014 Performance Awards Table
Percentile Rank	Performance Share Award (Expressed As Percent of Target Award)	Shares of Restricted Stock Vesting (Expressed as Percent of Stock Grant)
80th& Above	200%	100% of Restricted Stock Grant Vests
51st –79th	100%, plus 3.33% for each incremental percentile position over the 50th percentile	50%, plus 3.33% for each incremental percentile position over the 50th percentile
50th	100%	50% of Restricted Stock Grant vests
31st – 50th	30%, plus 3.5% for each incremental percentile position over the 30th percentile	30%, plus 3.5% for each incremental percentile position over the 30th percentile
30th	30%	30%
Below 30th	0%	0%

The vesting percentage may not exceed 50% of target awards if RYAM TSR for the Performance Period is negative.

85463301.6

Vested shares of RYAM Common Stock, will be released; provided that, shares of Stock may be withheld to the extent permitted under applicable law, equal in value to the amount required to cover associated tax liabilities.

Dividends on the vested shares of Stock together with interest as provided below will be paid in cash at the same time as the vested shares of Stock are released. Dividends on unvested shares of Stock will be forfeited to the Company. Interest on dividends will be earned at a rate equal to the prime rate as reported in the Wall Street Journal, adjusted and compounded annually from the date such cash dividends were paid in respect of the restricted shares of Stock that become vested.

Vested shares of Stock will be reduced to reflect proration in cases of retirement, death, or disability as determined by the Committee in accordance with Plan provisions.

For purposes of this Program, the S&P Materials Index was selected, with collars applied for revenue (>$500M) and market cap (>$500M - <$5B). The companies which comprise the index are included below:
S&P Materials Index Companies

ALLEGHENY TECHNOLOGIES INC	ATI	MATERION CORP	MTRN
APTARGROUP INC	ATR	MINERALS TECHNOLOGIES INC	MTX
BOISE CASCADE CO	BCC	MYERS INDUSTRIES INC	MYE
CABOT CORP	CBT	NEENAH PAPER INC	NP
CALGON CARBON CORP	CCC	OLIN CORP	OLN
CARPENTER TECHNOLOGY CORP	CRS	OLYMPIC STEEL INC	ZEUS
CASTLE (A M) & CO	CAS	OM GROUP INC	OMG
CENTURY ALUMINUM CO	CENX	POLYONE CORP	POL
CLEARWATER PAPER CORP	CLW	QUAKER CHEMICAL CORP	KWR
COMPASS MINERALS INTL INC	CMP	RTI INTL METALS INC	RTI
CYTEC INDUSTRIES INC	CYT	SCHULMAN (A.) INC	SHLM
EAGLE MATERIALS INC	EXP	SCHWEITZER-MAUDUIT INTL INC	SWM
FULLER (H. B.) CO	FUL	SCOTTS MIRACLE-GRO CO	SMG
GLATFELTER	GLT	SENSIENT TECHNOLOGIES CORP	SXT
GLOBE SPECIALTY METALS INC	GSM	SILGAN HOLDINGS INC	SLGN
GREIF INC -CL A	GEF	SONOCO PRODUCTS CO	SON
HEADWATERS INC	HW	STEPAN CO	SCL
INNOPHOS HOLDINGS INC	IPHS	STILLWATER MINING CO	SWC
KAISER ALUMINUM CORP	KALU	SUNCOKE ENERGY INC	SXC
KAPSTONE PAPER & PACKAGING	KS	TEXAS INDUSTRIES INC	TXI
KOPPERS HOLDINGS INC	KOP	TREDEGAR CORP	TG
KRATON PERFORMANCE POLYMERS	KRA	U S SILICA HOLDINGS INC	SLCA
LOUISIANA-PACIFIC CORP	LPX	WORTHINGTON INDUSTRIES	WOR
LSB INDUSTRIES INC	LXU	ZEP INC	ZEP

85463301.6

Corporate Headquarters

To:	KEY EMPLOYEE

From:	Karen Herzog	Date:

Subject:	Section 83(b) Election – Restricted Stock Award

PERSONAL AND CONFIDENTIAL

RAYONIER ADVANCED MATERIALS INC. DOES NOT PROVIDE PERSONAL TAX ADVICE. WE STRONGLY SUGGEST THAT YOU CONSULT YOUR PERSONAL TAX ADVISOR OR LEGAL COUNSEL.

Attached is a “Section 83(b) Election” you may wish to consider filing in connection with your Restricted Stock Award. The Election must be filed with the Internal Revenue Service Center where you file your federal income tax returns within 30 days of the effective date of the award.

Taxation of Restricted Stock.

General Rule. Section 83 of the Internal Revenue Code applies to property received in connection with employment. Absent a timely filed Section 83(b) Election, the taxation of this award will be deferred until the date the Stock are freely transferable and no longer subject to forfeiture, at which time you will have ordinary taxable income equal to the full fair market value of the Stock awarded. Unless your grant agreement provides otherwise, the Vesting Date of your Restricted Stock Award will be on the first anniversary of the date of grant.

Timely Filed Section 83(b) Election. If the Section 83(b) Election is timely made, the full fair market value of the Stock on the date of grant (i.e., this calendar year) is compensation subject to tax immediately without regard to the forfeiture restrictions and the Vesting Date. Any future appreciation in the value of the Stock over time will then be subject to tax as capital gain at the time the Stock are disposed of in a taxable transaction. If the Stock is forfeited before vesting you will not be entitled to claim a loss for the fair market value of the stock included in compensation, if the Section 83(b) Election is made. The Election is irrevocable. Note that if the Section 83(b) Election is made, you will not be permitted to sell any portion of the Stock to meet your current tax liability and must use other funds to do so. (In addition, you may not pledge unvested Stock to secure any obligation, including borrowing funds for any purpose.) If the Section 83(b) Election is made, you will be required to pay to the Company the amount of taxes that the Company is required to withhold in respect of such Stock or the Company may withhold from other amounts due to you by the Company.

85463301.6

Taxation of Dividends on Restricted Stock.
With Section 83(b) Election. If the Section 83(b) Election is made, dividends paid in respect of the Stock will be taxed as paid at the rate applicable to dividends at the time, without regard to the amount of such dividends being held in escrow until Vesting. The amount deemed earned on the dividends, however, will not be taxed prior to distribution upon Vesting.

With No Section 83(b) Election. If the Section 83(b) Election is not made, amounts in respect of dividends (and the earnings thereon) will not be taxed until received at Vesting, and will be taxed as ordinary compensation income (and not as dividends) at that time.

In either case, interest payable in respect of the deferred dividends will be taxed as ordinary income at the time paid out upon Vesting.

You should consult your tax advisor or legal counsel regarding questions concerning the Section 83(b) Election.

Completing the Section 83(b) Election Form

If you wish to make a Section 83(b) Election, please complete the attached Election form by signing at the bottom of the page. The original Election should then be mailed promptly to the Internal Revenue Service Center where you file your income tax returns by certified mail. You should retain a copy which must be filed with your Federal income tax return for the year of the election. In addition, a copy must be returned to me for retention by the Company.

Please feel free to contact me with any questions.

85463301.6

CERTIFIED MAIL
RETURN RECEIPT REQUESTED

January 3, 2014

Internal Revenue Service Center
Atlanta, Georgia 39901-0002

Gentlemen:

RE:    KEY EMPLOYEE
SSN: XXX-XX-XXXX

Please accept for filing the attached Election under Section 83(b) of the Internal Revenue Code of 1986, as amended, for the above captioned taxpayer.

Please acknowledge receipt of this letter by stamping and returning to me, in the enclosed envelope, the attached copy of the Election.

Thank you.

Very truly yours,

KEY EMPLOYEE

Attachment

85463301.6

Election to Include in Gross Income in Year of
Transfer of Property Pursuant to Section 83(b)
of the Internal Revenue Code

The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1. Name, address and taxpayer identification number of the undersigned are:

Name:     KEY EMPLOYEE
Address:     ADDRESS LINE 1
CITY, STATE ZIP
SSN:     XXX-XX-XXXX

2. Description of property with respect to which the election is being made:

X,XXX common Stock (the “Stock”) of Rayonier Advanced Materials Inc.

3. Date on which property was transferred is MONTH, DAY, YEAR. The taxable year for which this election is made is calendar year 2014.

4. Nature of restrictions to which property is subject:

Termination: In the event certain performance criteria are not satisfied or terminations occur before the vesting date applicable to the Stock, the Stock is subject to forfeiture.

5. The fair market value at the time of transfer (determined without regard to any lapse restrictions) of the property with respect to which this election is being made is $XX.XX per share.

6. The amount paid by taxpayer for said property is $0.00 per share.

7. A copy of this statement has been furnished to Rayonier Advanced Materials Inc.

Dated: _____________    _____________________
[Employee Name]

85463301.6